UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2009

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01.  Other Events.

On March 26, 2009, Amylin Pharmaceuticals, Inc. issued a press release announcing that a meta-analysis of primary cardiovascular events across controlled clinical studies of three months or greater, from the BYETTA® (exenatide) injection database, showed no increased risk of cardiovascular events associated with exenatide use.  The press release also stated that the analyses to demonstrate comparability necessary for the regulatory submission of exenatide once weekly have been successfully completed and will be part of the exenatide once weekly New Drug Application which is on track to be filed with U.S. Food and Drug Administration by the end of the second quarter of 2009. Amylin also announced in the press release that it has initiated a new phase 3b study designed to show superiority of exenatide once weekly compared to BYETTA.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	Number	Description

	99.1	Press release issued by Amylin on March 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: March 26, 2009	By:	/s/ LLOYD A. ROWLAND
Lloyd A. Rowland
Vice President, Governance and Compliance, and Secretary

EXHIBIT INDEX

Number	Description

99.1	Press release issued by Amylin on March 26, 2009.